UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2016

MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	62-1028629
(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 3100
Houston, TX 77002
(Address of Principal Executive Offices)

(832) 658-2200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
As previously disclosed, on October 1, 2015, Miller Energy Resources, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under the provisions of chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Alaska (the “Bankruptcy Court”). Capitalized terms used herein without definition have the meaning assigned to them under the Plan.
The Joint Plan of Reorganization (as amended and supplemented, the “Plan”) and the order confirming the Plan (the “Confirmation Order”) can be accessed at the following internet address: https://cases.primeclerk.com/millerenergy/Home-Index.
On March 29, 2016 (the “Effective Date”) the Plan became effective and the Debtors (the “Reorganized Debtors”) emerged from their Chapter 11 Cases.
Item 1.01. Entry into a Material Definitive Agreement.
In conjunction with the effectiveness of the Plan, the Company entered into the following agreements:
Pursuant to the Plan, the Company and the other Reorganized Debtors entered into the Exit Facility, evidenced by the First Lien Credit Agreement among the Company, as borrower, and Apollo Investment Corporation, as arranger and administrative agent, and certain lenders party thereto (the “First Lien Credit Agreement”). The First Lien Credit Agreement matures on the third anniversary of the Effective Date and provides for advancing term loans in the aggregate principal amount of up to $20 million for a two-year period following the Effective Date. The First Lien Credit Agreement includes an additional $20 million incremental term loan facility which may be provided at the discretion of the Exit Facility lenders. Borrowings under the First Lien Credit Agreement will bear interest at the rate of 8% per annum and may, at the option of the Reorganized Debtors, be paid in kind at the rate of 10% per annum. The obligations under the First Lien Credit Agreement and the guarantees of those obligations are being secured, subject to certain exceptions, by a first priority lien on substantially all assets of the Reorganized Debtors.
Additionally, pursuant to the Plan, the Reorganized Debtors issued New Notes to the Lenders in partial satisfaction of the Credit Agreement Claims, evidenced by the Second Lien Credit Agreement by and among Miller Energy Resources, Inc., as borrower, Apollo Investment Corporation, as Arranger and Administrative Agent, and the Lenders party thereto (the “Second Lien Credit Agreement”) in the principal amount of $50 million which will be deemed funded pursuant to the provisions of the Plan. The Second Lien Credit Agreement matures on the fifth anniversary of the Effective Date. The obligations under the Second Lien Credit Agreement will bear interest at the rate of 8% per annum and may, at the option of the Reorganized Debtors, be paid in kind at the rate of 10% per annum. Prepayments of the obligations under the Second Lien Credit Agreement will be subject to a prepayment penalty of 103% through the first anniversary of the Effective Date, 102% from the first anniversary through the second anniversary, 101% from the second anniversary through the third anniversary and thereafter at par. Subject to the terms of the Intercreditor Agreement, the obligations under the Second Lien Credit Agreement and the guarantee of those obligations are secured by second priority liens on substantially all assets of the Reorganized Debtors.
Item 1.02. Termination of a Material Definitive Agreement
On the Effective Date, pursuant to the Plan, the obligations of the Company under the following agreements of the Company were terminated: (1) Amended and Restated Credit Agreement, dated as of February 3, 2014, as amended, among Miller Energy Resources, Inc., as Borrower, Apollo Investment

Corporation, as Arranger and Administrative agent, and the Lenders party thereto; and (2) Amended and Restated Guarantee and Collateral Agreement, dated as of February 3, 2014, as amended, made by each of the Grantors (as defined therein) in favor of Apollo Investment Corporation, as Administrative Agent.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions of the First Lien Credit Agreement and the Second Lien Credit Agreement set forth above under Item 1.01 are incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
On the Effective Date, in accordance with the Plan, the Company issued 10,000,000 shares of new common stock, par value $0.0001 per share (the “New Common Stock”), to the secured Lenders. The New Common Stock was issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 1145 of the Bankruptcy Code.
Item 3.03. Material Modification to the Rights of Securities Holders
The Plan provided for the cancellation of the Miller Equity Interests (including the Company’s Common Stock, par value $0.0001 per share, 10.75% Series C Cumulative Redeemable Preferred Stock, par value $0.0001 per share and 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, par value $0.0001 per share).
The information set forth in Items 1.02 and 5.03 are incorporated into this Item 3.03 by reference.
Item 5.01. Changes in Control of the Registrant.
Pursuant to the Plan, each Lender received, in exchange for its secured claim, its pro rata share of (1) the New Notes and (2) one hundred percent of the New Common Stock. As a result of the distributions of the New Common Stock, Apollo Investment Corporation and certain investment funds and accounts managed by Highbridge Principal Strategies LLC (“Highbridge”) will hold all of the voting stock of the Company and therefore will control the Company. The information set forth in Items 1.01, 3.02 and 3.03 is incorporated into this Item 5.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As of the Effective Date, the following directors departed the Company’s board of directors (the “Board”) in connection with the Company’s emergence from Chapter 11 proceedings and pursuant to the Plan: Scott M. Boruff, Bob G. Gower, Gerald Hannahs, and A. Haag Sherman.
In accordance with the Plan, Kurt C. Yost ceased to be Senior Vice President and General Counsel of the Company as of the Effective Date.
Appointment of Directors.
As of the Effective Date, the Board will consist of five members. Pursuant to the Plan, Carl F. Giesler, the Company’s Chief Executive Officer, will continue as a director along with four additional directors designated under the Plan. As of the Effective Date, the Company’s Board consisted of Don Dimitrievich, Gerald Girardi, Daniel Vogel, Jeffrey Fitts and Carl F. Giesler.

Don Dimitrievich: Mr. Dimitrievich is a Managing Director at Highbridge. Prior to joining Highbridge in 2012, Mr. Dimitrievich was a Managing Director of Citi Credit Opportunities, a credit focused principal investment group. Prior to joining Citi, Mr. Dimitrievich was a corporate attorney in the New York office of Skadden, Arps, Slate, Meagher & Flom LLP from 1998 to 2004 focusing on energy M&A and capital markets transactions.
Gerald Girardi: Mr. Girardi is a Managing Director for Apollo Global Management (“Apollo”). He joined Apollo in May 2008. Prior to that time, Mr. Girardi was a member of the Leveraged Finance Group at CIBC World Markets where he served as Co-Head of the Portfolio Management Group.
Daniel Vogel: Mr. Vogel joined Apollo in 2010. Previously, Mr. Vogel was a member of the Corporate Credit and Control Distressed Investing Group at GSC Group. Prior to joining GSC, he worked in the Global Leveraged Finance Group at Lehman Brothers.
Jeffrey Fitts: Mr. Fitts is a Managing Director at Highbridge. Prior to joining Highbridge in 2014, Mr. Fitts spent six years as a Managing Director at Alvarez and Marsal where he was responsible for the workout, management and ultimate liquidation of Lehman Brothers real estate portfolio after Lehman’s Chapter 11 filing. Mr. Fitts worked at GE Capital from 2000 to 2008 where he led workout, portfolio and distressed debt investing groups. From 1988 to 2000, Mr. Fitts worked at Citicorp focusing on real estate and corporate workouts and real estate asset management.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
In accordance with the Plan, the Company’s Amended and Restated Charter was amended and restated to provide that the Company shall be authorized to issue 100 million shares of common stock and shall not issue nonvoting equity securities, subject to certain exceptions, as provided under the Bankruptcy Code. In addition, as the Plan provides for the cancellation of all equity securities of the Company, including the 10.75% Series C Cumulative Redeemable Preferred Stock and 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, no more of which are intended to be issued by the Company in the future, Article 6 of the Company’s Amended and Restated Charter was amended to delete the provisions of the Charter related to preferred stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2016	Miller Energy Resources, Inc.
	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer